UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                Form 8-K/A-2

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) September 25, 2002


                     Commission File Number  000-13822
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                       RESCON TECHNOLOGY CORPORATION
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          (Exact Name of Registrant as Specified in its Charter)


     Nevada                                            83-0210455
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(State or other jurisdiction of     (I.R.S. Employer Identification Number)
 incorporation or organization)

                       25 Fairchild Avenue, Suite 500
                       ------------------------------
                         Plainview, New York 11803
                         -------------------------
                  (Address of principal executive offices)

                               (516) 576-0060
                              ---------------
              (Registrant's Executive Office Telephone Number)



ITEM 5.   OTHER INFORMATION

     In the Amended Current Report on Form 8-K/A-1 filed by the Company on September 25, 2002, the biographical information for one of the Company's directors, Mr. Perry Louros, incorrectly stated that Mr. Louros has served as operations manager for GIT Securities since March 2001. In fact, Mr. Louros has never been employed by GIT Securities. Following is the correct biographical information for Mr. Louros.

     Perry Louros, Director. Mr. Louros is a real estate agent with Frostpond Realty. In addition to being a real estate agent and participating in property lease negotiations and property management operations, Mr. Louros has held various supervisory positions with Frostpond. As the operations manager, he oversaw the day-to-day operations of the company. He was also responsible for training, motivating and directing the sales force. Mr. Louros received a Bachelors of Science degree in Psychology from the C.W. Post Campus of Long Island University. Mr. Louros is 33 years old.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     On January 23, 2003, Mr. Louros resigned as a director of the Company. His resignation was not the result of any disagreement with the Company on any matter relating to Company operations, policies or practices. Mr. Louros' resignation as a director has been accepted by the Company. The Board of Directors intends to fill the vacancy created by the resignation of Mr. Louros with an independent outside director.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A-2 to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RESCON TECHNOLOGY CORPORATION



Date: January 23, 2003             By: /s/ Christian Nigohossian
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                                   Christian Nigohossian, President